Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street - Charleston, S.C. 29401
843-529-5933 - FAX: 843-529-5929

NEWS	NEWS	NEWS	NEWS
Contact:	Susan E. Baham
Executive Vice President
(843) 529-5601

FIRST FINANCIAL HOLDINGS, INC.
REPORTS THIRD
QUARTER RESULTS

Charleston, South Carolina (July 20, 2005) -- First Financial Holdings, Inc. (NASDAQ: FFCH) reported today net income for the third quarter of fiscal 2005 of $6.2 million, or $0.49 per diluted share. These results compare with net income for the third quarter of fiscal 2004 of $6.7 million, or $0.52 per diluted share. Net income for the nine months ended June 30, 2005 and 2004 totaled $19.1 million and $18.3 million, respectively. Diluted earnings per share totaled $1.52 and $1.42, respectively, for the nine months ended June 30, 2005 and 2004.

President and Chief Executive Officer A. Thomas Hood commented, "Results in our third quarter ended June 30, 2005 as compared with the comparable quarter ended June 30, 2004 reflect lower loan servicing fees as a result of changes in valuations of mortgage servicing rights. Remaining operations have been consistent with our expectations for the quarter. Despite the continuation of Federal Reserve policies intended to increase interest rates, during the third quarter of fiscal 2005 the Company's net interest margin of 3.34% remained fairly consistent with the most recent linked quarter ended March 31, 2005. Compared with the same quarter one year ago, the net interest margin declined only two basis points from 3.36%. Changes in the average balances of interest earning assets from the quarter ended June 30, 2004 to the current quarter ended June 30, 2005 included a $54.9 million increase in average loans while other average earning assets declined by $28.3 million."

Hood continued, "Non-interest revenues were $1.4 million lower in the current quarter as compared to the third quarter of fiscal 2004. Despite an increase in short term interest rates during the quarter ended June 30, 2005, longer term interest rates declined during the current quarter, resulting in higher estimated prepayment speeds for loans serviced and the recording of an additional mortgage servicing impairment of $507 thousand in the current quarter. During the comparable quarter ended June 30, 2004, servicing rights valuations increased significantly as longer term rates moved up substantially, resulting in a positive valuation adjustment of approximately $1.7 million during that period. Excluding these valuation adjustments, non-interest revenues increased $744 thousand, or 7.0% during the current quarter as compared to the June 2004 quarter. During the quarter ended June 30, 2004, the Company recorded $659 thousand in net gains on sales of investment and mortgage-backed securities while there was no similar activity in the current quarter. Gains from loan sales in the current quarter of $816 thousand reflected an increase from $390 thousand in the quarter ended June 30, 2004."

Total expenses declined by $143 thousand during the quarter ended June 30, 2005; however, expenses in the comparable quarter ended June 30, 2004 included a $1.5 million prepayment fee for the early repayment of FHLB advances. Excluding the prepayment fee from prior year's expenses, total expenses increased by $1.4 million, or 7.7%, from the comparable quarter in 2004. Salaries and employee benefits increased by $899 thousand, with a portion attributable to the opening of several new offices since June 2004 and from increases for health and other benefit programs. The total for all of the remaining expenses categories increased by $506 thousand, or 7.3% between the two periods. Approximately 50% of this increase was attributable to increased expenses for Sarbanes Oxley compliance costs.

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First Financial Holdings, Inc.

July 20, 2005

First Financial's asset quality indicators continued to improve during the third quarter of fiscal 2005. The Company's reserve coverage of non-performing loans increased to 210.6% at June 30, 2005 compared with 169.8% one year ago and 190.9% for the quarter ended March 31, 2005. Annualized loan net charge-offs as a percentage of net loans were 0.26% in the quarter ended June 30, 2005, compared with 0.24% in the comparable period ended June 30, 2004. Problem assets, which include problem loans as well as properties acquired, as a percentage of total assets declined to 0.36% at June 30, 2005 compared to 0.53% one year ago and 0.41% at March 31, 2005. This ratio has declined in each consecutive quarter end since December 31, 2003. Most of the reduction in problem assets from one year ago was the result of a 22.0% decline in non-accrual loans and a 47.0% decrease in real estate and other assets acquired.

"We are particularly pleased with our credit quality today as our problem asset levels continue to decline while the coverage of non-performing loans has grown significantly. We recognize that the treasury yield curve has been challenging to new product spreads during this year. We believe our Company has performed well, holding our cost of funds increases to only moderate amounts while the Federal Reserve continues to increase short term interest rates. We are making significant progress on our key goals for fiscal 2005 and remain focused on increasing opportunities for non-spread revenues as well as executing our growth initiatives. During the June 2005 quarter, we relocated our North Myrtle Beach Office from Highway 17 to Main Street. In September 2005, we will be opening our eighth Wal-Mart location in Summerville, South Carolina, with plans to open two additional Wal-Mart sales offices within the next year. Our focus remains on taking advantage of the very favorable conditions in our major markets, continuing to consider new expansion opportunities and growing revenues as well as the balance sheet. For the first nine months we have achieved a very respectable 15.08% annualized return on equity and an annualized return of 1.03% on assets compared to 14.81% and 1.01%, respectively, for the first nine months of fiscal 2004." Hood concluded.

As of June 30, 2005, First Financial had total assets of $2.5 billion, and deposits of $1.6 billion. At June 30, 2005, loans receivable totaled $1.9 billion and stockholders' equity totaled $172.4 million. Book value per common share increased to $14.08 at June 30, 2005 compared to $13.18 at June 30, 2004.

First Financial is the holding company of First Federal, which operates 48 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services.

NOTE: A. Thomas Hood, President and CEO of the Company, and Susan Baham, Executive Vice President and CFO of the Company, will discuss these results in a conference call at 10:00 AM (ET) tomorrow, July 21, 2005. The call can be accessed via a webcast available on First Financial's website at www.firstfinancialholdings.com.

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Susan E. Baham, Executive Vice President and CFO, (843) 529-5601.

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First Financial Holdings, Inc.

July 20, 2005

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended			Nine Months Ended

	06/30/05	06/30/04	03/31/05	06/30/05	06/30/04

Statements of Income
Interest income	$33,051	$31,545	$31,912	$96,944	$95,342
Interest expense	13,785	12,392	12,980	39,600	37,441
Net interest income	19,266	19,153	18,932	57,344	57,901
Provision for loan losses	(1,010)	(1,125)	(1,300)	(3,610)	(4,375)
Net interest income after provision	18,256	18,028	17,632	53,734	53,526
Other income
Net gain on sale of loans	816	390	467	1,656	1,344
Net (loss) gain on sale of investments and
mortgage-backed securities		659		(56)	2,053
Brokerage fees	634	635	670	1,938	1,779
Commissions on insurance	4,172	4,140	5,800	13,684	12,007
Other agency income	361	373	330	955	1,065
Service charges and fees on deposit accounts	2,985	2,931	2,742	8,674	8,454
Loan servicing operations, net	(117)	2,122	1,007	1,205	1,387
Gains (losses) on disposition of assets	344	(111)	36	1,946	133
Other	1,704	1,187	1,456	5,610	2,994
Total other income	10,899	12,326	12,508	35,612	31,216
Other expenses
Salaries and employee benefits	12,201	11,302	12,127	37,446	33,841
Occupancy costs	1,351	1,261	1,224	3,828	3,900
Marketing	490	558	465	1,459	1,299
Depreciation, amort., etc.	1,432	1,112	1,344	4,070	4,068
Prepayment fees		1,548		964	1,548
Other	4,185	4,021	3,923	11,780	11,456
Total other expenses	19,659	19,802	19,083	59,547	56,112
Income before income taxes	9,496	10,552	11,057	29,799	28,630
Provision for income taxes	3,338	3,850	4,010	10,681	10,284
Net income	6,158	6,702	7,047	19,118	18,346
Earnings per common share:
Basic	0.50	0.54	0.57	1.55	1.46
Diluted	0.49	0.52	0.56	1.52	1.42
Average shares outstanding	12,303	12,494	12,323	12,309	12,532
Average diluted shares outstanding	12,511	12,795	12,569	12,562	12,883

Ratios:
Return on average equity	14.35%	16.10%	16.66%	15.08%	14.81%
Return on average assets	0.99%	1.09%	1.14%	1.03%	1.01%
Net interest margin	3.34%	3.36%	3.33%	3.35%	3.40%
Total other expense/average assets	3.15%	3.23%	3.10%	3.21%	3.10%
Efficiency ratio (1)	65.45%	58.64%	60.53%	63.96%	62.30%
Net charge-offs/average net loans, annualized	0.26%	0.24%	0.34%	0.30%	0.34%

(1) Excludes from income - (losses) gains on sales of securities, net real estate operations, gains on disposition of assets; excludes from expenses - prepayment fees

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First Financial Holdings, Inc.

July 20, 2005

	06/30/05	06/30/04	03/31/05

Statements of Financial Condition
Assets
Cash and cash equivalents	$126,702	$94,386	$101,916
Investments	58,996	68,551	60,689
Loans receivable, net	1,867,627	1,812,462	1,861,174
Mortgage-backed securities	355,953	361,409	336,992
Office properties, net	51,995	51,704	51,379
Real estate owned	2,291	4,325	2,654
Intangible assets	23,094	22,621	22,784
Other assets	39,882	36,414	35,477
Total Assets	2,526,540	2,451,872	2,473,065
Liabilities
Deposits	1,616,056	1,468,169	1,547,696
Advances from FHLB	494,000	722,000	552,000
Other borrowings	186,461	47,495	152,213
Other liabilities	57,632	50,983	50,252
Total Liabilities	2,354,149	2,288,647	2,302,161
Stockholders' equity
Stockholders' equity	247,760	230,119	243,750
Treasury stock	(73,684)	(64,511)	(69,321)
Accumulated other comprehensive loss	(1,685)	(2,383)	(3,525)
Total stockholders' equity	172,391	163,225	170,904
Total liabilities and stockholders' equity	2,526,540	2,451,872	2,473,065
Stockholders' equity/assets	6.82%	6.66%	6.91%

Common shares outstanding	12,243	12,382	12,352
Book value per share	$14.08	$13.18	$13.84

	06/30/05	06/30/04	03/31/05

Credit quality-quarterly results
Total reserves for loan losses	$14,196	$14,780	$14,404
Loan loss reserves/net loans	0.76%	0.82%	0.77%
Reserves/non-performing loans	210.59%	169.83%	190.93%
Provision for losses	$1,010	$1,125	$1,300
Net loan charge-offs	$1,218	$1,070	$1,593

Problem assets
Non-accrual loans	$6,715	$8,605	$7,472
Accruing loans 90 days or more past due	26	98	72
Renegotiated loans
REO thru foreclosure	2,291	4,325	2,654
Total	$9,032	$13,028	$10,198
As a percent of total assets	0.36%	0.53%	0.41%

First Financial Holdings, Inc.
	As of / For the Quarter Ended (Unaudited)

BALANCE SHEET	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03	09/30/03

Assets
Cash and investments	$185,698	$162,605	$153,786	$165,136	$162,937	$163,112	$142,404	$129,210
Loans receivable	1,867,627	1,861,174	1,840,520	1,817,585	1,812,462	1,806,968	1,801,672	1,801,932
Mortgage-backed securities	355,953	336,993	350,666	346,847	361,409	386,595	402,489	303,470
Office properties and equip.	51,995	51,379	51,529	50,574	51,704	36,594	36,503	37,199
Real estate owned	2,291	2,654	4,178	4,003	4,325	3,949	3,606	4,009
Other assets	62,976	58,260	55,914	58,168	59,035	58,398	47,407	47,062

Total assets	$2,526,540	$2,473,065	$2,456,593	$2,442,313	$2,451,872	$2,455,616	$2,434,081	$2,322,882

Liabilities
Deposits	$1,616,056	$1,547,696	$1,505,251	$1,520,817	$1,468,169	$1,470,395	$1,428,440	$1,481,651
Advances-FHLB	494,000	552,000	584,000	658,000	722,000	689,000	664,000	598,000
Other borrowed money	186,461	152,213	158,958	47,654	47,495	82,553	139,202	24,075
Other liabilities	57,632	50,252	40,857	50,655	50,983	43,836	37,629	56,150

Total liabilities	2,354,149	2,302,161	2,289,066	2,277,126	2,288,647	2,285,784	2,269,271	2,159,876

Total stockholders' equity	172,391	170,904	167,527	165,187	163,225	169,832	164,810	163,006

Total liabilities and stockholders' equity	$2,526,540	$2,473,065	$2,456,593	$2,442,313	$2,451,872	$2,455,616	$2,434,081	$2,322,882

Total shares o/s	12,243	12,352	12,307	12,303	12,382	12,550	12,575	12,522
Book value per share	$14.08	$13.84	$13.61	$13.43	$13.18	13.53	$13.09	$13.02
Equity/assets	6.82%	6.91%	6.82%	6.76%	6.66%	6.92%	6.76%	7.02%

AVERAGE BALANCES
Total assets	$2,499,803	$2,464,829	$2,449,453	$2,447,093	$2,453,744	$2,444,849	$2,378,482	$2,259,109
Earning assets	2,308,794	2,276,193	2,262,891	2,265,992	2,282,244	2,303,231	2,223,141	2,110,168
Loans	1,884,640	1,862,589	1,846,603	1,823,072	1,829,786	1,821,412	1,812,244	1,815,126
Costing liabilities	2,284,405	2,250,102	2,223,204	2,230,911	2,248,274	2,262,769	2,160,159	2,046,610
Deposits	1,591,739	1,525,975	1,517,898	1,482,314	1,482,149	1,452,890	1,463,772	1,484,535
Equity	171,648	169,216	166,357	164,206	166,529	167,321	163,802	163,421

First Financial Holdings, Inc.

	Quarter Ended (Unaudited)								Fiscal Year-to-Date		Fiscal Year

	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03	09/30/03	06/30/05	06/30/04	09/30/04	09/30/03

STATEMENT OF OPERATIONS
Total interest income	$33,051	$31,912	$31,981	$31,251	$31,545	$32,037	$31,760	$31,631	$96,944	$95,342	$126,593	$134,381
Total interest expense	13,785	12,980	12,835	12,550	12,392	12,428	12,621	12,813	39,600	37,441	49,991	55,921

Net interest income	19,266	18,932	19,146	18,701	19,153	19,609	19,139	18,818	57,344	57,901	76,602	78,460
Provision for loan losses	(1,010)	(1,300)	(1,300)	(1,300)	(1,125)	(1,825)	(1,425)	(1,650)	(3,610)	(4,375)	(5,675)	(6,235)

Net int. inc. after provision	18,256	17,632	17,846	17,401	18,028	17,784	17,714	17,168	53,734	53,526	70,927	72,225

Other income
Net gain (loss) on sale of loans	$816	$467	$373	$569	$390	$744	$210	$759	$1,656	$1,344	$1,913	$8,070
Gain on investment securities			(56)	239	659	958	436		(56)	2,053	2,292	1,709
Brokerage fees	634	670	634	496	635	650	494	678	1,938	1,779	2,275	2,134
Commissions on insurance	4,172	5,800	3,712	4,192	4,140	5,021	2,846	3,345	13,684	12,007	16,199	12,699
Other agency income	361	330	264	250	373	430	262	256	955	1,065	1,315	922
Loan servicing fees	(117)	1,007	315	(691)	2,122	(1,150)	415	3,387	1,205	1,387	696	1,088
Svc. chgs/fees-dep. accts	2,985	2,742	2,947	3,063	2,931	2,766	2,757	2,741	8,674	8,454	11,517	10,604
Real estate operations (net)	(218)	(122)	(190)	(438)	(197)	(274)	(185)	(212)	(530)	(656)	(1,094)	(731)
Gains (losses) on disposition of properties	344	36	1,566	1,765	(111)	(3)	247	(6)	1,946	133	1,898	(213)
Other	1,922	1,578	2,640	1,514	1,384	1,283	983	1,044	6,140	3,650	5,164	4,584

Total other income	10,899	12,508	12,205	10,959	12,326	10,425	8,465	11,992	35,612	31,216	42,175	40,866

Other expenses
Salaries & employee benefits	12,201	12,127	13,118	11,478	11,302	11,238	11,301	11,226	37,446	33,841	45,319	43,891
Occupancy costs	1,351	1,224	1,253	1,203	1,261	1,357	1,282	1,363	3,828	3,900	5,103	5,264
Marketing	490	465	504	553	558	391	350	451	1,459	1,299	1,852	1,801
Depreciation, amort. Etc.	1,432	1,344	1,294	1,408	1,112	1,331	1,432	1,525	4,070	4,068	5,187	5,506
Prepayment fees			964		1,548				964	1,548	1,548
Other	4,185	3,923	3,672	4,010	4,021	3,988	3,640	3,915	11,780	11,456	15,755	14,220

Total other expenses	19,659	19,083	20,805	18,652	19,802	18,305	18,005	18,480	59,547	56,112	74,764	70,682

Income before taxes	9,496	11,057	9,246	9,708	10,552	9,904	8,174	10,680	29,799	28,630	38,338	42,409
Provision for income taxes	3,338	4,010	3,333	3,500	3,850	3,514	2,920	3,831	10,681	10,284	13,784	15,198

Net Income	$6,158	$7,047	$5,913	$6,208	$6,702	$6,390	$5,254	$6,849	$19,118	$18,346	$24,554	$27,211

Average shares o/s, basic	12,303	12,323	12,301	12,382	12,494	12,560	12,542	12,566	12,309	12,532	12,484	12,822
Average shares o/s, diluted	12,511	12,569	12,606	12,667	12,795	12,904	12,949	12,955	12,562	12,883	12,818	13,173
Net income per share - basic	$0.50	$0.57	$0.48	$0.50	$0.54	$0.51	$0.42	$0.55	$1.55	$1.46	$1.97	$2.12
Net income per share - diluted	$0.49	$0.56	$0.47	$0.49	$0.52	$0.50	$0.41	$0.53	$1.52	$1.42	$1.92	$2.07
Dividends paid per share	$0.23	$0.23	$0.23	$0.22	$0.22	$0.22	$0.22	$0.19	$0.69	$0.66	$0.88	$0.76

First Financial Holdings, Inc.

	Quarter Ended (unaudited)								Fiscal Year

	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03	09/30/03	09/30/04	09/30/03

OTHER RATIOS
Return on Average Assets	0.99%	1.14%	0.97%	1.02%	1.09%	1.05%	0.88%	1.19%	1.01%	1.21%
Return on Average Equity	14.35%	16.66%	14.22%	15.12%	16.10%	15.28%	12.83%	16.86%	14.86%	16.65%
Average yield on earning assets	5.73%	5.61%	5.64%	5.54%	5.53%	5.58%	5.71%	5.99%	5.58%	6.41%
Average cost of paying liabilities	2.42%	2.34%	2.29%	2.23%	2.21%	2.26%	2.31%	2.48%	2.24%	2.75%
Gross spread	3.31%	3.27%	3.35%	3.31%	3.32%	3.32%	3.40%	3.51%	3.34%	3.66%
Net interest margin	3.34%	3.33%	3.38%	3.32%	3.36%	3.41%	3.44%	3.57%	3.38%	3.74%
Operating exp./avg. assets	3.15%	3.10%	3.40%	3.05%	3.23%	3.00%	3.03%	3.22%	3.09%	3.13%
Efficiency ratio	65.45%	60.53%	66.07%	66.41%	58.64%	62.36%	66.42%	59.57%	63.22%	59.76%

COMPOSITION OF GROSS LOAN PORTFOLIO
Residential (1-4 family)	$996,478	$1,022,847	$1,025,562	$1,029,522	$1,045,062	$1,064,936	$1,099,098	$1,106,855
Other residential	46,471	42,324	59,227	39,761	38,857	42,360	31,532	34,157
A & D and lots	73,678	70,164	68,995	68,142	62,594	57,635	60,251	55,462
Commercial real estate	131,265	120,535	123,444	129,875	114,556	108,396	109,346	113,450
Consumer	470,927	450,412	437,570	411,666	416,179	400,012	383,580	377,321
Commercial business department	237,516	232,192	209,431	199,318	189,673	187,884	173,543	171,953

	$1,956,335	$1,938,474	$1,924,229	$1,878,284	$1,866,921	$1,861,223	$1,857,350	$1,859,198

ASSET QUALITY
Non-accrual loans	$6,715	$7,472	$7,763	$8,439	$8,605	$9,553	$11,520	$9,852
Loans 90 days or more past due	26	72	34	63	98	71	29	24
Renegotiated loans						289	292	295
REO thru foreclosure	2,291	2,654	4,178	4,003	4,325	3,949	3,606	4,009

TOTAL	$9,032	$10,198	$11,975	$12,505	$13,028	$13,862	$15,447	$14,180

LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$14,196	$14,404	$14,697	$14,799	$14,780	$14,725	$14,809	$14,957
Loan loss reserves/net loans	0.76%	0.77%	0.80%	0.81%	0.82%	0.81%	0.82%	0.82%
Provision for losses	1,010	1,300	1,300	1,300	1,125	1,825	1,425	1,650
Net loan charge-offs	1,218	1,593	1,402	1,281	1,070	1,909	1,573	1,823
Net charge-offs/average net loans	0.07%	0.09%	0.08%	0.07%	0.06%	0.11%	0.09%	0.10%
Annualized net charge-offs/av.loans	0.26%	0.34%	0.31%	0.28%	0.24%	0.42%	0.35%	0.40%